Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

JO-ANN STORES ANNOUNCES RECORD DATE AND SPECIAL MEETING TO VOTE ON MERGER AGREEMENT
“Go-Shop” Period Concludes With No Alternative Offer

HUDSON, OH – February 15, 2011 — Jo-Ann Stores, Inc. (NYSE: JAS) (the “Company”) today announced that its Board of Directors has scheduled a special meeting of its shareholders to consider and vote upon the proposal to adopt a merger agreement between the Company and an affiliate of Leonard Green & Partners, L.P. Jo-Ann Stores shareholders of record at the close of business on February 16, 2011, will be entitled to notice of the special meeting and the opportunity to vote on the proposed transaction. The special meeting is scheduled to be held on March 18, 2011.

Despite an active and extensive solicitation of potentially interested parties in connection with the “go-shop” period since the announcement of the merger agreement, the Company did not receive any alternative acquisition proposals.

If the acquisition is approved by the holders of a majority of Jo-Ann Stores’ shares of common stock, the transaction is expected to close by the end of March 2011. The transaction is subject to customary closing conditions, but is not subject to any condition with regard to the financing of the transaction.

Jo-Ann Stores has filed a preliminary proxy statement with the SEC which contains detailed information about the transaction and the board and special committee process. The definitive proxy statement is expected to be filed with the SEC and mailed to shareholders of record on approximately February 17, 2011.

About Jo-Ann Stores, Inc.

Jo-Ann Stores, Inc. (www.joann.com) is the nation’s largest specialty retailer of fabrics and one of the largest specialty retailers of crafts, operating 751 stores in 48 states.

About Leonard Green & Partners, L.P.

Leonard Green & Partners is a leading private equity firm with over $9 billion in equity capital under management. Based in Los Angeles, Leonard Green & Partners invests in market leading companies across a range of industries. Significant current retail investments include Whole Foods Market, PETCO Animal Supplies, Leslie’s Poolmart, Sports Authority, The Container Store, Tourneau, David’s Bridal, Neiman Marcus Group, Jetro Cash & Carry and Tire Rack.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, changes in general economic conditions, risks in implementing new marketing initiatives, natural disasters and geo-political events, changes in customer demand, changes in trends in the fabric and craft industry, changes in the competitive pricing for products, the impact of competitors’ store openings and closings, our dependence on suppliers, seasonality, disruptions to the transportation system or increases in transportation costs, energy costs, our ability to recruit and retain highly qualified personnel, our ability to manage our inventory, our ability to effectively manage our distribution network, disruptions to our information systems, failure to maintain the security of our electronic and other confidential information, failure to comply with various laws and regulations, failure to successfully implement the store growth strategy, changes in accounting standards and effective tax rates, inadequacy of our insurance coverage, cash and cash equivalents held at financial institutions in excess of federally insured limits, volatility of our stock price, damage to our reputation, and other factors. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the company’s Securities and Exchange Commission filings.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger of Jo-Ann with an affiliate of Leonard Green & Partners, L.P. In connection with the proposed merger, Jo-Ann has filed a preliminary proxy statement with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the company. BEFORE MAKING ANY VOTING DECISION, JO-ANN’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Jo-Ann’s shareholders will be able to obtain, without charge, a copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Jo-Ann’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Jo-Ann Stores Inc., Attn: Corporate Communications, 5555 Darrow Road, Hudson, Ohio 44236, telephone: (330) 463-6865, or from the investor relations section of the company’s website, http://www.joann.com.

Participants in Solicitation

Jo-Ann and its directors and officers may be deemed to be participants in the solicitation of proxies from Jo-Ann’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about Jo-Ann’s directors and executive officers and their ownership of the company’s common stock is set forth in the proxy statement for Jo-Ann’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2010. Shareholders may obtain additional information regarding the interests of Jo-Ann’s directors and executive officers in the proposed merger, which may be different than those of Jo-Ann’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger when they become available.

Investor Contact:	Media Contact:
Brad Cohen	Lisa Greb
ICR, LLC	Director, Corporate Communications
330/463-6865	Jo-Ann Stores, Inc.
330/463-3442